Exhibit 99.1

June 17, 2025

For Release:	Immediately

Refer to:	Ashley Hennessey; gentry_ashley_jo@lilly.com; 317-416-4363 (Media)
Michael Czapar; czapar_michael_c@lilly.com; 317-617-0983 (Investors)
Ashlea Kosikowski; ashlea@1abmedia.com (Verve)

Lilly to acquire Verve Therapeutics to advance one-time treatments for people with high cardiovascular risk

Verve’s leading programs aim to deliver lifelong cardiovascular risk reduction with a single dose by targeting genes strongly linked to cardiovascular disease

Lilly’s established capabilities in cardiometabolic disease and genetic medicines are highly complementary to Verve’s vision and expertise

INDIANAPOLIS, June 17, 2025 – Eli Lilly and Company (NYSE: LLY) and Verve Therapeutics, Inc. (Nasdaq: VERV), a Boston-based clinical-stage company developing genetic medicines for cardiovascular disease, today announced a definitive agreement for Lilly to acquire Verve.

Verve is developing a pipeline of gene editing medicines designed to address the drivers of atherosclerotic cardiovascular disease (ASCVD) through treatments that may only need to be given once in a lifetime. Verve’s lead program (VERVE-102) is a potential first-in-class in vivo gene editing medicine targeting PCSK9, a gene linked to cholesterol levels and cardiovascular health. The treatment may be applicable for people who have heterozygous familial hypercholesterolemia (HeFH), a subset of ASCVD that affects 1 in 250 people in the general population, as well as certain patients with premature coronary artery disease (CAD). VERVE-102 is being evaluated in a Phase 1b clinical trial study and has been granted Fast Track designation by the U.S. Food and Drug Administration.

“VERVE-102 has the potential to be the first in vivo gene editing therapy for broad patient populations and could shift the treatment paradigm for cardiovascular disease from chronic care to one-and-done treatment,” said Ruth Gimeno, Lilly group vice president, Diabetes and Metabolic Research and Development. “Lilly is eager to welcome our Verve colleagues to Lilly and continue the development of these promising potential new medicines aimed at improving outcomes for patients with cardiovascular disease and addressing the significant unmet medical need in this space.”

“Verve was founded with one mission in mind: transform the treatment of cardiovascular disease from chronic care to a one-dose future,” said Sekar Kathiresan, M.D., co-founder and chief executive officer of Verve Therapeutics. “In just seven years, our team has progressed three in vivo gene editing products, with two currently in the clinic. Now, we will take the next steps in the drug development journey together with an ideal strategic partner in Lilly. Lilly shares our vision, and we believe their global research, clinical, regulatory and commercial capabilities will help to accelerate the development of our medicines. My deepest thanks to the entire Verve team for their expertise, creativity, and grit. We are grateful to the investigators and patients who have contributed to the success of our clinical trials so far. Under Lilly’s stewardship, we are excited to realize the next chapter in cardiovascular care where a single treatment can lead to lifelong reduction of cardiovascular risk factors and make life better for millions of patients living with cardiovascular disease.”

Under the terms of the agreement, Lilly will commence a tender offer to acquire all of the outstanding shares of Verve for a purchase price of $10.50 per share in cash (an aggregate of approximately $1.0 billion) payable at closing, plus one non-tradeable contingent value right (CVR) per share that entitles the holder to receive up to an additional $3.00 per share, for a total potential consideration of up to $13.50 per share in cash without interest (an aggregate of up to approximately $1.3 billion). CVR holders would become entitled to receive the contingent payment upon the first patient being dosed with VERVE-102 for ASCVD in a U.S. Phase 3 clinical trial on or prior to the tenth anniversary of closing or termination of the CVR. There can be no assurance that any payments will be made with respect to the CVR. The transaction is not subject to any financing condition and is expected to close in the third quarter of 2025, subject to customary closing conditions, including the tender of a majority of the outstanding shares of Verve’s common stock. Following the successful closing of the tender offer, Lilly will acquire any shares of Verve that are not tendered in the tender offer through a second step merger at the same consideration as paid in the tender offer.

The purchase price payable at closing represents a premium of approximately 113% to the 30-day volume-weighted average trading price of Verve’s common stock ended on June 16, 2025, the last trading day before the announcement of the transaction. Verve’s board of directors unanimously recommends that Verve’s stockholders tender their shares in the tender offer.

To demonstrate their commitment to the transaction, Sekar Kathiresan, Andrew Ashe and entities affiliated with GV have signed tender and support agreements whereby they agreed, subject to certain terms and conditions, to tender their shares in the tender offer. The shares subject to the agreements that are beneficially owned by such stockholders represent a total of approximately 17.8% of Verve’s outstanding common stock.

Lilly will determine the accounting treatment of this transaction in accordance with Generally Accepted Accounting Principles (GAAP) upon closing. This transaction will thereafter be reflected in Lilly’s financial results and financial guidance.

For Lilly, Kirkland & Ellis LLP is acting as legal counsel. For Verve, Centerview Partners LLC and Guggenheim Securities, LLC are acting as financial advisors and Paul, Weiss, Rifkind, Wharton & Garrison LLP, is acting as legal counsel.

About Verve Therapeutics

Verve Therapeutics, Inc. (Nasdaq: VERV) is a clinical-stage company developing a new class of genetic medicines for cardiovascular disease with the potential to transform treatment from chronic therapies to single-course gene editing medicines. The company’s lead programs –VERVE-102, VERVE-201, and VERVE-301 – target the three lipoprotein drivers of atherosclerosis: low-density lipoproteins, triglyceride-rich lipoproteins, and lipoprotein(a). VERVE-102 is designed to permanently turn off the PCSK9 gene in the liver and is being developed initially for heterozygous familial hypercholesterolemia and ultimately to treat patients with established atherosclerotic cardiovascular disease (ASCVD) who continue to be impacted by high low-density lipoprotein cholesterol levels. VERVE-201 is designed to permanently turn off the ANGPTL3 gene in the liver and is initially being developed for refractory hypercholesterolemia, where patients still have high low-density lipoprotein cholesterol despite treatment with maximally tolerated standard of care therapies, and homozygous familial hypercholesterolemia. VERVE-301 is designed to permanently turn off the LPA gene to reduce lipoprotein (a) levels. Lipoprotein (a) is a genetically validated, independent risk factor for ASCVD, ischemic stroke, thrombosis, and aortic stenosis. For more information, please visit www.VerveTx.com.

About Lilly

Lilly is a medicine company turning science into healing to make life better for people around the world. We’ve been pioneering life-changing discoveries for nearly 150 years, and today our medicines help tens of millions of people across the globe. Harnessing the power of biotechnology, chemistry and genetic medicine, our scientists are urgently advancing new discoveries to solve some of the world’s most significant health challenges: redefining diabetes care; treating obesity and curtailing its most devastating long-term effects; advancing the fight against Alzheimer’s disease; providing solutions to some of the most debilitating immune system disorders; and transforming the most difficult-to-treat cancers into manageable diseases. With each step toward a healthier world, we’re motivated by one thing: making life better for millions more people. That includes delivering innovative clinical trials that reflect the diversity of our world and working to ensure our medicines are accessible and affordable. To learn more, visit Lilly.com and Lilly.com/news, or follow us on Facebook, Instagram, and LinkedIn. F-LLY

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding Lilly’s proposed acquisition of Verve, regarding prospective benefits of the proposed acquisition and Verve’s gene editing programs for cardiovascular disease, regarding potential contingent consideration amounts and terms, regarding the anticipated occurrence, manner and timing of the proposed tender offer and the closing of the proposed acquisition, regarding Verve’s product candidates and ongoing clinical and preclinical development, regarding Lilly’s development of programs for cardiovascular disease and advancement of cardiometabolic health medicines, and regarding the accounting treatment of the potential acquisition under GAAP and its potential impact on Lilly’s financial results and financial guidance. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements reflect current beliefs and expectations; however, these statements involve inherent risks and uncertainties, including with respect to consummating the proposed acquisition and any competing offers or acquisition proposals for Verve, drug research, development and commercialization, Lilly’s evaluation of the accounting treatment of the potential acquisition and its potential impact on its financial results and financial guidance, uncertainties as to how many of Verve’s stockholders will tender their stock in the tender offer, the effects of the proposed acquisition (or the announcement thereof) on Verve’s stock price, relationships with key third parties or governmental entities, regulatory changes and developments, the impact of global macroeconomic conditions, including trade and other global disputes and interruptions, including related to tariffs, trade protection measures, and similar restrictions, transaction costs, risks that the proposed acquisition disrupts current plans and operations or adversely affects employee retention, potentially diverting management’s attention from Verve’s ongoing business operations, changes in Verve’s business during the period between announcement and closing of the proposed acquisition, and any legal proceedings that may be instituted related to the proposed acquisition. Actual results could differ materially due to various factors, risks and uncertainties. Among other things, there can be no guarantee that the proposed acquisition will be completed in the anticipated timeframe or at all, that the conditions required to complete the proposed acquisition will be met, that any event, change or other circumstance that could give rise to the termination of the Merger Agreement will not occur, that Lilly will realize the expected benefits of the proposed acquisition, that product candidates will be approved on anticipated timelines or at all, that any products, if approved, will be commercially successful, that all or any of the contingent consideration will become payable on the terms described herein or at all, that Lilly’s financial results will be consistent with its expected 2025 guidance or that Lilly can reliably predict the impact of the proposed acquisition on its financial results or financial guidance. For further discussion of these and other risks and uncertainties, see Lilly’s and Verve’s most recent Form 10-K and Form 10-Q filings with the U.S. Securities and Exchange Commission. Except as required by law, neither Lilly nor Verve undertakes any duty to update forward-looking statements to reflect events after the date of this filing.

Additional Information about the Acquisition and Where to Find It

The tender offer for all of the outstanding shares of Verve described in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Lilly and its acquisition subsidiary will file with the SEC upon commencement of the tender offer. A solicitation and offer to buy outstanding shares of Verve will only be made pursuant to the tender offer materials that Lilly and its acquisition subsidiary intend to file with the SEC. At the time the tender offer is commenced, Lilly and its acquisition subsidiary will file tender offer materials on Schedule TO, and Verve will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES THERETO. INVESTORS AND

STOCKHOLDERS OF VERVE ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS OF VERVE SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES OF COMMON STOCK IN THE TENDER OFFER. The tender offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of Verve at no expense to them at Lilly’s website at investor.lilly.com and (once they become available) will be mailed to the stockholders of Verve free of charge. The information contained in, or that can be accessed through, Lilly’s website is not a part of, or incorporated by reference herein. The tender offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the Solicitation/Recommendation Statement, will also be made available for free on the SEC’s website at www.sec.gov. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Lilly and Verve file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by Lilly and Verve with the SEC for free on the SEC’s website at www.sec.gov.

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